EXHIBIT 11
                              BellSouth Corporation
                        Computation of Earnings Per Share
                       (in millions, except per share amounts)


                                  For the Three Month Period Ended
                                             March 31,
                                             ---------
                                      2000                2001
                                      ----                ----

Basic Earnings Per Common Share:

Net Income                          $ 1,001               $ 891
                                    =======               =====

Weighted average shares
Outstanding
                                      1,881               1,873
                                      =====               =====

Earnings Per Common Share
                                     $  .53               $ .48
                                     ======               =====



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                                   EXHIBIT 11
                              BellSouth Corporation
                  Computation of Earnings Per Share (continued)
                       (in millions, except per share amounts)

                                  For the Three Month Period Ended
                                             March 31,
                                             ---------
                                      2000                2001
                                      ----                ----

Diluted Earnings per Common Share:

Net Income                          $ 1,001               $ 891
                                    =======               =====

Weighted average shares
Outstanding
                                      1,881               1,873

Incremental shares from
Assumed exercise of
stock options and payment of
performance share awards

                                         17                  13
                                      -----               -----

Total Shares                          1,898               1,886
                                      =====               =====

Earnings Per Common Share
                                     $ .53                $ .47
                                     ======               =====